Exhibit 10.1

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement ("Agreement") is made and entered into by and among GACP Stem Cell Bank LLC, a Florida limited liability company ("Company"), U.S. Stem Cell, Inc., a Florida corporation ("US Stem Cell"), and Michael Tomas and Kristin Comella (“Key Persons” and collectively, with US Stem Cell, and the Company, the “Parties”), dated as of the last signature date.

W I T N E S S E T H :

WHEREAS, on March 3, 2017 (the “Closing Date”), Company and US Stem Cell entered into an Asset Sale and Lease Agreement, as subsequently amended on May 9, 2018 (the “ASLA”), a copy of which is attached hereto as Exhibit A, pursuant to which Company purchased from US Stem Cell certain equipment and other assets (the “Equipment Assets”) used in connection with US Stem Cell’s human tissue banking business (the “Human Banking Business”), but excluding any stem cells deposited by clients with US Stem Cell in US Stem Cell’s operation of the Human Banking Business (“Deposits”); and

WHEREAS, Company did not take possession of or otherwise exercise control over the Equipment Assets on or since the Closing Date, but rather pursuant to the ASLA, leased the Equipment Assets back to US Stem Cell for US Stem Cell’s use in operating its Human Banking Business; and

WHEREAS, on the Closing Date, Company and US Stem Cell also entered into the following documents, setting forth the rights of Company and US Stem Cell upon expiration or termination of the ASLA (the “Termination Date”):

●	Customer Purchase Agreement by and between Company and US Stem Cell (the “CPA”), a copy of which is attached hereto as Exhibit B;

●	Asset Purchase Agreement by and between Company and US Stem Cell, as amended on June 18, 2018 (collectively, the “APA”), a copy of which is attached hereto as Exhibit C;

●

Non-Competition and Non-Solicitation Agreement by and among, Company, US Stem Cell, Michael Tomas and Kristin Comella, a copy of which is attached hereto as Exhibit D (the “Non-Comp,” and together with the CPA and the APA, the “End of Lease Documents”); and

WHEREAS, Company intends to sell the Equipment Assets to American Cell Technology, LLC, a Florida limited liability company (“ACT”), pursuant to and in accordance with the terms of that certain Asset Purchase and Sale Agreement by and between Company and ACT (the “APSA”); and

WHEREAS, Company and US Stem Cell wish to terminate the ASLA and the End of Lease Documents; and

NOW, THEREFORE, in consideration of the premises, mutual covenants and promises hereinafter set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Recitals. The foregoing recitals are true and correct and incorporated herein by reference.

2.     Termination of Agreements. The Parties hereby terminate the ASLA, the CPA, the APA, and the Non-Comp (the “Termination”), other than the provisions effectuating the sale and transfer of the Equipment Assets (as defined in the ASLA) by US Stem Cell to Company. Notwithstanding the foregoing, US Stem Cell’s obligation to indemnify Company, its Affiliates and Representatives (as defined in the ASLA) for any losses incurred by Company, or its Affiliates and Representatives, relating to or arising from US Stem Cell’s operation of the Human Banking Business shall survive the consummation of the Termination. Upon consummation of the Termination, the Parties shall be released from, and shall not have any further liability under the ASLA, the CPA, the APA, or the Non-Comp and shall not be responsible for the performance of the obligations set forth in the ASLA, the CPA, the APA, or the Non-Comp, other than US Stem Cell’s obligation to indemnify Company for losses arising from US Stem Cell’s operation of the Human Banking Business. The Parties waive, including but not limited to the provisions of Paragraph 2 of the Non-Comp Agreement, all requirements for notice and termination.

3.     Effective Date. The Termination and the transactions contemplated hereby shall be effective and consummated on the effective date of the APSA, provided the conditions set forth in Section 6 of this Agreement are satisfied in full (the "Effective Date").

4.     Mutual General Release between Company and US Stem Cell. Company, for itself and all affiliates or entities that it owns or controls in whole or in part (“Company Parties”) and US Stem Cell, for itself and all affiliates or entities that it owns or controls in whole or in part (“USSC Parties”), hereby remise, release, acquit, satisfy and forever discharge each other (including each other’s past and present parent, subsidiary, affiliate or predecessor entities, and any and all of his, her, its and/or their respective past and present directors, managers, officers, employees, attorneys, accountants, and agents, and their respective heirs, personal representatives and successors and assigns, all of the foregoing hereinafter collectively referred to as the “Releasees”), of and from any and all manner of claims, actions, causes of action, suits, debts, sums of money, accounts, reckonings, contracts, controversies, agreements, promises, damages, and demands whatsoever, in law or in equity, which either of them had or now have, or which a successor or assign of either of them hereafter can, shall or may have, against any of the Releasees for, upon, or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Agreement, whether known or unknown, direct or indirect, vested or contingent (“Release”). Without limiting the generality of the foregoing, this Release includes but is not limited to the release of any and all claims, rights, and causes of action, of any type or kind whatsoever, which were or could have been raised or asserted by either Party against the other Party related to their business dealings, agreements, and operations of stem cell clinics prior to the Effective Date. Notwithstanding the foregoing, this Release does not constitute a release, abandonment, transfer or relinquishment of, and expressly excludes: (a) US Stem Cell Parties’ obligation to indemnify, hold harmless and defend the Company Parties from and against any and all claims, demands, costs, expenses, liabilities, causes of action and damages of every kind and character (including attorneys’ fees) that may be asserted by any third party in any way related or incident to, arising out of, or in connection with US Stem Cell’s operation of the Human Banking Business; or (b) the terms and conditions of this Agreement, including any and all obligations of the Parties set forth in this Agreement.

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Termination and Release Agreement

by and between

GACP Stem Cell Bank LLC, U.S. Stem Cell, Inc., Michael Tomas and Kristin Comella

5.     Order of Permanent Injunction. The Parties acknowledge that US Stem Cell is a defendant, together with certain other parties, in an action by the Food and Drug Administration (“FDA”) against US Stem Cell and other parties, in a case styled UNITED STATES OF AMERICA v. US STEM CELL CLINIC, LLC, A FLORIDA LIMITED LIABILITY COMPANY; US STEM CELL, INC., A FLORIDA PROFIT CORPORATION; AND INDIVIDUAL KRISTIN C. COMELLA (collectively, “Defendants”), United States District Court, Southern District of Florida, Case No.:18-cv-61047-UU, pursuant to which an Order of Permanent Injunction and subsequent orders (collectively, the “Order”) have been issued against the Defendants, which in general, restrain and enjoin the Human Banking Business and others from performing any act with respect to the SVF Product; which require Defendants to place a label on certain articles or place a sign where SVF Product is stored stating that the articles must not be used, moved, altered, or tampered with in any manner pursuant to Order; and Defendants have in fact placed such a sign on the tissue bank freezers   US Stem Cell hereby represents and warrants that it has, to the best of its ability, complied in all material respects, and after the Execution Date and the Effective Date shall continue, to the best of its ability, to comply in all material respects with the terms of the Order, until the Order has been reversed or otherwise overturned by operation of law. Company hereby represents and warrants that it has received and reviewed the Order. US Stem Cell agrees to, and shall, indemnify and hold harmless Company against and in respect of any and all damages, losses, deficiencies, liabilities, obligations, commitments, costs or expenses (including the fees and expenses of counsel or experts) arising out of or resulting from US Stem Cell’s failure to comply, to the best of its ability, in all material respects with the Order or with any other regulatory obligation to which it is or will become subject, whether related to the Order or otherwise. Company hereby represents and warrants that it will, to the best of its ability, comply in all material respects, with the terms of the Order, until the earlier of the Effective Date or the date on which the Order has been reversed or otherwise overturned by operation of law. Company shall also require, as a condition precedent of the APSA, that ACT represent and warrant that it will, to the best of its ability, comply in all material respects, after the Effective Date, with the terms of the Order, until the Order has been reversed or otherwise overturned by operation of law. Company agrees to, and shall, indemnify and hold harmless US Stem Cell against and in respect of any and all damages, losses, deficiencies, liabilities, obligations, commitments, costs or expenses (including the fees and expenses of counsel or experts) arising out of or resulting from Company’s failure to comply, to the best of its ability, in all material respects with the Order.

6.     Third-Party Consents. Company and US Stem Cell represent to each other that, prior to the Effective Date, all governmental or third-party consents, notifications, orders, etc., that are required in order to effectuate this transaction shall have been obtained, and copies of such consents, notifications, orders, etc., shall have been provided to each other as appropriate, including the required notification by U.S. Stem Cell to the FDA of this Agreement and the transaction contemplated hereunder, and any court approval required, if any, to approve this Agreement and the transaction contemplated hereunder. In the event the foregoing conditions are not satisfied on or before February 1, 2020, then this Agreement shall terminate, and the Parties shall have no further obligation to each other hereunder.

7.     Representations and Warranties of the Parties. Each Party represents and warrants to the other Party that:

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Termination and Release Agreement

by and between

GACP Stem Cell Bank LLC, U.S. Stem Cell, Inc., Michael Tomas and Kristin Comella

(a) it has all the requisite power and authority to enter into, deliver and perform this Agreement;

(b) the execution, delivery of and performance of this Agreement by such Party has been duly authorized by all necessary actions on the part of such Party and no further action is required by such Party;

(c) except as specifically provided for in this Agreement, no consent, approval, order, designation, declaration, qualification or filing with or notification to any governmental agency or regulatory authority is necessary or required by law to be made by it as a prerequisite to the execution, delivery and performance of this Agreement; and

(d) this Agreement has been duly executed by such Party and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of such Party enforceable against such Party in accordance with its terms.

The Parties shall deliver resolutions of each of their governing boards authorizing the Termination and the transactions contemplated hereby.

8.     Further Assurances. The Parties’ shall, at any time and from time to time, upon the request of the other Party, execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be reasonably necessary to give effect to the transactions hereby consummated.

9.     Counterparts. This Agreement may be executed in counterparts, including by facsimile, PDF or other electronic transmission, which when taken together shall constitute a single document.

10.     Binding Effect; Amendment. This Agreement shall be binding upon and shall inure to the benefit of Seller and Company and their respective successors and assigns. This Agreement may only be amended by a writing signed by the Parties.

11.     Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Florida without reference to conflict of law principles. Exclusive venue for any action brought by a Party to interpret, enforce or otherwise arising under this Agreement shall be a federal or state court of competent subject matter jurisdiction in Miami-Dade County, Florida.

12.     Attorney’s Fees. The prevailing Party in any litigation arising out of or related to this Agreement shall be entitled to recover its reasonable attorney’s fees from the non-prevailing Party.

13.     Waiver of Jury Trial. TO THE FULLEST EXTENT LEGALLY PERMISSIBLE, THE PARTIES HERETO WAIVE TRIAL BY JURY IN RESPECT OF ANY CLAIM, DISPUTE OR ACTION ARISING OUT OF, OR RELATED TO, THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO ENTERING INTO THIS AGREEMENT.

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Termination and Release Agreement

by and between

GACP Stem Cell Bank LLC, U.S. Stem Cell, Inc., Michael Tomas and Kristin Comella

14.     Enforceability. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the Parties, but, if for any reason any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, provided that the fundamental purposes and intent of the Parties is not thereby defeated; in the event of any such severance, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom.

15.     Binding Agreement. The Parties hereto warrant that they have carefully read this Agreement, which they intend to be legally bound by the same, that they have entered into this Agreement freely and voluntarily, and that they have the full right, power, authority and capacity to enter into and execute the same. The Parties hereto further warrant that this Agreement is entered into with no Party relying upon any statement or representation made by any other Party not embodied in this Agreement.

16.     Waiver. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the Parties hereto. Each Party hereto may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrence. No waiver of any provision hereof shall operate as a waiver of such provision or any provision on a future occasion.

17.     Headings. The headings used herein are for convenience only and shall not be used to aid in the interpretation of any provision of the Agreement.

18.     Successors. This Agreement is intended to bind and inure to the benefit of, and be enforceable by the Parties and their respective heirs, legal representatives, successors, and assigns.

[SIGNATURES ON FOLLOWING PAGE]

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Termination and Release Agreement

by and between

GACP Stem Cell Bank LLC, U.S. Stem Cell, Inc., Michael Tomas and Kristin Comella

IN WITNESS WHEREOF, the Parties have executed this agreement as of the date set forth below.

U.S. Stem Cell, Inc.	GACP Stem Cell Bank LLC

By: /s/ Michael Tomas	/s/ David Neithardt
Name: David Neithardt
Title: Chief Executive Officer	Title: Authorized Signatory

Date: September 24, 2019	Date: 09/20/19

/s/ Michael Tomas	/s/ K Comella
Name: Michael Tomas	Name: Kristin Comella

Date: September 24, 2019	Date: 09/24/19

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Termination and Release Agreement

by and between

GACP Stem Cell Bank LLC, U.S. Stem Cell, Inc., Michael Tomas and Kristin Comella